Exhibit 10.14F

SIXTH AMENDMENT

to

EMPLOYMENT AGREEMENT

among

CSG SYSTEMS INTERNATIONAL, INC.

and

CSG SYSTEMS, INC.

and

NEAL C. HANSEN

This Sixth Amendment to Employment Agreement (the “Amendment”) is made this 8th day of March, 2005, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and NEAL C. HANSEN (“Hansen”). CSGS and Systems collectively are referred to in this Amendment and the Employment Agreement referred to below as the Companies.

* * *

WHEREAS, the Companies and the Executive entered into an Employment Agreement dated November 17, 1998 (the “Employment Agreement”); and

WHEREAS, the Employment Agreement has been amended by First, Second, Third, Fourth, and Fifth Amendments to the Employment Agreement dated June 30, 2000, April 29, 2002, August 30, 2002, November 15, 2002, and December 20, 2004, respectively; and

WHEREAS, the Companies and the Executive now desire to amend Paragraph 1 of the Fifth Amendment (dated December 20, 2004) to the Employment Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1. Effective immediately, Paragraph 1 of the Fifth Amendment (dated December 20, 2004) to the Employment Agreement hereby is amended in its entirety so as to read as follows:

“1. Hansen and the Companies agree that, effective at the close of business on March 31, 2005, Hansen shall resign as Chief Executive Officer of the Companies and as an officer of any subsidiary entities of the Companies for which he serves in such capacity. After the close of business on March 31, 2005, Hansen no longer shall have the powers, authorities, and responsibilities and no longer shall perform the duties of the Chief Executive Officer of the Companies. Until the close of business on June 30, 2005, Hansen shall continue to serve as

Chairman of the Board of the Companies and shall remain in the employ of the Companies. Hansen and the Companies further agree that, effective at the close of business on June 30, 2005, Hansen (i) shall resign as Chairman of the Board of the Companies, (ii) if so requested by CSGS, shall resign as a director of any subsidiary entities of the Companies for which he serves in such capacity, and (iii) shall retire from the employ of the Companies. Hansen agrees that his resignations and retirement provided for in this Paragraph 1 will constitute his voluntary resignations and the voluntary termination of his employment for purposes of the Employment Agreement and that, except as otherwise provided in Paragraphs 3, 4, and 5 of this Fifth Amendment, Paragraph 10(g) of the Employment Agreement shall be applicable to the termination of Hansen’s employment with the Companies at the close of business on June 30, 2005.”

2. Upon execution of this Sixth Amendment by the parties, any subsequent reference to the Employment Agreement between the parties shall mean the Employment Agreement as amended by the Second, Third, Fourth, Fifth, and this Sixth Amendment (the First Amendment having been superseded by the Second Amendment). As amended by the Second, Third, Fourth, Fifth, and this Sixth Amendment, the Employment Agreement shall continue in full force and effect according to its terms until the Employment Agreement, as so amended, is terminated (except for those obligations referred to in Paragraph 9 of the Fifth Amendment which will survive such termination and continue to be enforceable) pursuant to the Fifth Amendment to the Employment Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Sixth Amendment to Employment Agreement as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/S/ JOSEPH T. RUBLE
Joseph T. Ruble, Secretary and General
Counsel

CSG SYSTEMS, INC.

By:	/S/ JOSEPH T. RUBLE
Joseph T. Ruble, Senior Vice President and General Counsel

/S/ NEAL C. HANSEN
Neal C. Hansen

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